UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 15, 2013

Legacy Reserves LP

(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall, Suite 1400 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 15, 2013, Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), entered into an amendment (the “Fifth Amendment”) to its Second Amended and Restated Credit Agreement dated as of March 10, 2011, as amended (the “Credit Agreement”), with Wells Fargo Bank, National Association, as administrative agent and certain other financial institutions parties thereto as lenders (the “Lenders”).  Pursuant to the Fifth Amendment:

•                  The aggregate principal amount of senior notes of the Partnership permitted to be outstanding under the Credit Agreement was increased from $500 million to $750 million.

•                  The aggregate amount of certain permitted investments entered into by the Partnership and its guarantors was increased from $4 million to $20 million subject to certain limitations.

•                  The Lenders have provided a limited waiver to the Partnership’s compliance with the interest rate hedging covenant with respect to interest rate swap agreements which have been entered into by the Partnership prior to the date of the Fifth Amendment and that are outstanding and in effect on the date of the Fifth Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy Reserves LP

	By:	Legacy Reserves GP, LLC,
its General Partner

Date: May 17, 2013	By:	/s/ Dan G. LeRoy
	Name:	Dan G. LeRoy
	Title:	Vice President, General Counsel and Secretary